UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2016

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 4, 2016, Alon USA Energy, Inc. (the “Company”) issued a press release (the “Press Release”) reporting its financial results for the quarter ended March 31, 2016.  A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of the Company was held on May 3, 2016. A total of 66,447,077 shares of the Company's common stock were present or represented by proxy at the meeting, representing approximately 94% of the Company's shares outstanding as of the March 8, 2016 record date. The matters submitted for a vote and the related results are as follows:
Proposal 1: To elect eleven directors to serve until the 2017 annual meeting. The results of the votes cast were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ezra Uzi Yemin	51,778,959	10,642,064	4,026,054
Ilan Cohen	50,640,540	11,780,483	4,026,054
Assaf Ginzburg	49,005,570	13,415,453	4,026,054
Frederec Green	49,008,625	13,412,398	4,026,054
Ronald W. Haddock	48,729,657	13,691,366	4,026,054
William J. Kacal	58,938,399	3,482,624	4,026,054
Zalman Segal	50,590,566	11,830,457	4,026,054
Mark D. Smith	49,009,995	13,411,028	4,026,054
Avigal Soreq	49,004,433	13,416,590	4,026,054
Franklin R. Wheeler	58,940,422	3,480,601	4,026,054
David Wiessman	51,992,471	10,428,552	4,026,054
Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016:

Votes For	Votes Against	Votes Abstained
66,166,166	256,882	24,029
Pursuant to the foregoing votes, Proposals 1 and 2 were approved.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

Date:	May 4, 2016	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated May 4, 2016.